Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 5, 2014, in the Registration Statement (Form S-1) and related Prospectus of Varonis Systems Inc. dated February 27, 2014.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
February 27, 2014	A member of Ernst & Young Global